SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (dated of earliest event reported): December 29, 1997


                              EAGLE FINANCIAL CORP.
================================================================================
             (Exact name of registrant as specified in its charter)



           DELAWARE                     0-15311                  06-1194047
-----------------------------   ----------------------    ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)



222 MAIN STREET, P.O. BOX 1157, BRISTOL, CONNECTICUT             06010
----------------------------------------------------      ----------------------
      (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code: (860) 314-6400

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Eagle Financial Corp. ("Eagle"), the holding company for Eagle Bank, adjusted its earnings upward for the last quarter of its 1997 fiscal year which ended on September 30, 1997. Earnings for the three months ended September 30, 1997 were adjusted to $4.5 million, or $0.68 per share, compared to previously reported net income of $4.3 million, or $0.65 per share. Net income for the twelve months ended September 30, 1997 was $7.3 million, or $1.12 per share, versus previously reported net income of $7.1 million, or $1.08 per share.

         The change primarily relates to a positive valuation adjustment to the pension plan of MidConn Bank based upon information received by Eagle in early December. Eagle acquired MidConn Bank on a stock for stock basis in a transaction that consummated in May 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            December 29, 1997




                                     EAGLE FINANCIAL CORP.



                                     By: /s/ Mark J. Blum
                                         ---------------------------------------
                                         Mark J. Blum
                                         Vice President, Chief Financial Officer
                                         and Secretary